Exhibit 99.1

Second Quarter 2012 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation's current expectations, beliefs and assumptions, and are not guarantees of future performance, results or events. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation's control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others: risks associated with investment in real estate assets, which are illiquid, and with trends in the real estate industry; competitive market conditions; the ability to complete potential acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for debt service and exposure of risk of default under debt obligations; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation's business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation's annual report on Form 10-K for the year ended December 31, 2011, quarterly report on Form 10-Q for the quarter ended March 31, 2012, and Kilroy Realty Corporation's other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Table of Contents

Page
Corporate Data and Financial Highlights
Company Background	1
Financial Highlights	2
Common Stock Data	3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Funds From Operations and Funds Available for Distribution	6

Portfolio Data
Same Store Analysis	7
Stabilized Portfolio Occupancy Overview	8-14
Submarket Statistics	15
Information on Leases Commenced	16
Information on Leases Executed	17
Stabilized Portfolio Capital Expenditures	18
Lease Expiration Summary and Lease Expirations by Region	19-22
Top Fifteen Tenants	23
2012 Operating Property Acquisitions	24
2012 Dispositions	25

Development
In-Process Development and Redevelopment Projects	26
Future Development Pipeline and Other Land Holdings	27

Debt and Capitalization Data
Capital Structure	28
Debt Analysis	29-30
Debt Covenants	31

Non-GAAP Supplemental Measures	32-36

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the premier office and industrial submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego County, greater Seattle, and the San Francisco Bay Area. As of June 30, 2012, the Company's stabilized portfolio consisted of 114 office buildings and 39 industrial buildings, which encompassed an aggregate of 12.2 million and 3.4 million rentable square feet, respectively, and was 90.0% occupied.

Board of Directors		Senior Management		Investor Relations
John B. Kilroy, Sr.	Chairman	John B. Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Jeffrey C. Hawken	Executive VP and COO
William P. Dickey		Eli Khouri	Executive VP and CIO
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
John B. Kilroy, Jr.		David Simon	Executive VP
Dale F. Kinsella		John T. Fucci	Sr. VP, Asset Management
		Heidi R. Roth	Sr. VP, CAO and Controller
		Steve Scott	Sr. VP, San Diego
		Justin W. Smart	Sr. VP, Development

Equity Research Coverage

Bank of America Merrill Lynch		JMP Securities
James Feldman	(646) 855-5808	Mitch Germain	(212) 906-3546
Cantor Fitzgerald & Company		J.P. Morgan
Evan Smith	(212) 915-1220	Anthony Paolone	(212) 622-6682
Citigroup Investment Research		KeyBanc Capital Markets
Michael Bilerman	(212) 816-1383	Craig Mailman	(917) 368-2316
Cowen and Company		Morgan Stanley
James Sullivan	(646) 562-1380	Chris Caton	(415) 576-2637
Deutsche Bank Securities, Inc.		RBC Capital Markets
John N. Perry	(212) 250-4912	Richard Moore	(440) 715-2646
Green Street Advisors		Stifel, Nicolaus & Company
Michael Knott	(949) 640-8780	John W. Guinee III	(443) 224-1307
ISI Group		UBS Investment Research
Steve Sakwa	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2012	3/31/2012 (1)(2)	12/31/2011 (1)(3)	9/30/2011 (1)	6/30/2011
INCOME ITEMS (Including Discontinued Operations):
Revenues	$103,922	$100,413	$105,138	$97,806	$92,064
Lease Termination Fees	401	106	596	280	280
Net Operating Income (4)	73,230	73,588	76,590	69,525	65,524
Acquisition-related Costs	1,813	1,528	1,224	1,163	1,194
Capitalized Interest and Debt Costs	4,334	3,831	2,688	2,398	2,065
Net (Loss) Income Available to Common Stockholders	(800)	67,540	39,910	10,195	(317)
EBITDA (4)(5)(6)	62,056	63,777	67,872	62,037	56,948
Funds From Operations (4)(7)(8)	39,508	32,990	40,528	33,878	31,643
Funds Available for Distribution (4)(7)(8)	21,099	26,818	22,578	18,854	18,048
Net (Loss) Income Available to Common Stockholders per common share - diluted	$(0.02)	$1.06	$0.68	$0.17	$(0.01)
Funds From Operations per common share - diluted	$0.55	$0.49	$0.66	$0.56	$0.52
Dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	70.5%	73.3%	72.8%	71.1%	71.2%
Interest Coverage Ratio (9)	3.0x	3.0x	3.1x	2.7x	2.9x
Fixed Charge Coverage Ratio (10)	2.6x	2.5x	2.6x	2.3x	2.4x
FFO Payout Ratio (11)	62.6%	74.3%	52.3%	62.2%	66.6%
FAD Payout Ratio (12)	117.2%	91.4%	93.8%	111.7%	116.7%

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
ASSETS:
Real Estate Held for Investment before Depreciation	$4,271,755	$3,993,637	$3,798,690	$3,748,262	$3,652,846
Total Assets	3,847,522	3,959,341	3,446,795	3,367,684	3,264,787
CAPITALIZATION:
Total Debt	$1,786,276	$1,654,983	$1,836,529	$1,776,900	$1,698,791
Total Preferred Equity and Noncontrolling Interests	175,000	175,000	201,500	201,500	201,500
Total Common Equity and Noncontrolling Interests	3,419,966	3,265,635	2,304,676	1,883,714	2,376,609
Total Market Capitalization	5,381,242	5,095,618	4,342,705	3,862,114	4,276,900
Total Debt / Total Market Capitalization	33.0%	32.5%	42.4%	46.0%	39.6%
Total Debt and Preferred / Total Market Capitalization	36.3%	36.0%	47.0%	51.1%	44.3%

(1)
Net (Loss) Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $72.8 million, $39.0 million and $12.6 million for the three months ended March 31, 2012, December 31, 2011 and September 30, 2011, respectively.

(2)
Results for the three months ended March 31, 2012 include a non-cash charge of $4.9 million related to the original issuance costs of the Series E and Series F Preferred Stock that were redeemed on April 16, 2012.

(3)	Results for the three months ended December 31, 2011 include the receipt of a $3.7 million cash payment under a bankruptcy claim related to a 2009 tenant default.

(4)	Please refer to pages 32 and 33 for Management Statements on Net Operating Income, EBITDA, Funds From Operations and Funds Available for Distribution.

(5)	Please refer to page 35 for a reconciliation of EBITDA to Net Loss Available to Common Stockholders.

(6)	EBITDA for all periods presented includes the impact of acquisition-related expenses.

(7)	Please refer to page 6 for a reconciliation of GAAP Net (Loss) Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(8)	Reported amounts are attributable to common stockholders and common unitholders.

(9)	Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts).

(10)
Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

(11)	Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

(12)
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

High Price	$48.58	$46.61	$38.57	$41.58	$41.94
Low Price	$44.84	$37.92	$29.25	$30.01	$38.04
Closing Price	$48.41	$46.61	$38.07	$31.30	$39.49

Dividends per share - annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000's) (1)(2)	68,928	68,350	58,820	58,464	58,464
Closing common partnership units (in 000's) (1)	1,718	1,718	1,718	1,718	1,718
	70,646	70,068	60,538	60,182	60,182

(1)	As of the end of the period.

(2)	In the second quarter of 2012, the Company issued 575,689 common shares under its At-The-Market Stock Offering Program at a weighted average price of $46.05, net of selling commissions.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
ASSETS:
Land and improvements	$576,433	$576,433	$537,574	$537,973	$528,082
Buildings and improvements	3,137,665	2,970,967	2,830,310	2,881,504	2,820,766
Undeveloped land and construction in progress	557,657	446,237	430,806	328,785	303,998
Total real estate held for investment	4,271,755	3,993,637	3,798,690	3,748,262	3,652,846
Accumulated depreciation and amortization	(801,083)	(770,688)	(742,503)	(732,162)	(720,864)
Total real estate held for investment, net	3,470,672	3,222,949	3,056,187	3,016,100	2,931,982

Real estate assets and other assets held for sale, net	—	—	84,156	—	—
Cash and cash equivalents	18,111	374,368	4,777	15,481	25,412
Restricted cash	97	43,140	358	25,436	1,349
Marketable securities	6,546	6,459	5,691	5,213	5,654
Current receivables, net	7,643	6,990	8,395	6,860	4,732
Deferred rent receivables, net	110,689	106,309	101,142	103,668	97,958
Deferred leasing costs and acquisition-related intangible assets, net	168,488	158,132	155,522	155,757	153,231
Deferred financing costs, net	18,919	19,060	18,368	19,638	18,910
Prepaid expenses and other assets, net	46,357	21,934	12,199	19,531	25,559
TOTAL ASSETS	$3,847,522	$3,959,341	$3,446,795	$3,367,684	$3,264,787
LIABILITIES, NONCONTROLLING INTEREST AND EQUITY:
Liabilities:
Secured debt	$381,097	$350,219	$351,825	$473,997	$475,820
Exchangeable senior notes, net	161,844	308,689	306,892	305,115	303,374
Unsecured debt, net	1,130,732	1,130,651	980,569	980,487	655,929
Unsecured line of credit	102,000	—	182,000	—	245,000
Accounts payable, accrued expenses and other liabilities	98,940	92,574	81,713	93,050	66,664
Accrued distributions	25,975	26,622	22,692	22,565	22,563
Deferred revenue and acquisition-related intangible liabilities, net	108,462	90,206	79,781	95,120	90,149
Rents received in advance and tenant security deposits	31,768	30,392	26,917	29,369	28,117
Liabilities and deferred revenue of real estate assets held for sale	—	—	13,286	—	—
7.80% Series E and 7.50% Series F Cumulative Redeemable Preferred stock, called for redemption	—	126,500	—	—	—
Total liabilities	2,040,818	2,155,853	2,045,675	1,999,703	1,887,616
Noncontrolling Interest:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638	73,638	73,638	73,638
Equity:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	—	38,425	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	—	83,157	83,157	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	—	—	—
Common stock	689	683	588	585	585
Additional paid-in capital	1,856,431	1,827,676	1,448,997	1,435,580	1,433,951
Distributions in excess of earnings	(259,495)	(234,199)	(277,450)	(296,476)	(285,916)
Total stockholders' equity	1,693,780	1,690,315	1,293,717	1,261,271	1,270,202
Noncontrolling Interest
Common units of the Operating Partnership	39,286	39,535	33,765	33,072	33,331
Total equity	1,733,066	1,729,850	1,327,482	1,294,343	1,303,533
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$3,847,522	$3,959,341	$3,446,795	$3,367,684	$3,264,787

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Rental income	$94,265	$80,158	$184,484	$157,155
Tenant reimbursements	9,065	7,130	17,369	13,152
Other property income	592	1,102	1,479	1,856
Total revenues	103,922	88,390	203,332	172,163
EXPENSES:
Property expenses	21,196	17,356	38,731	34,865
Real estate taxes	8,881	8,127	17,270	16,017
Provision for bad debts	—	120	2	146
Ground leases	615	424	1,417	763
General and administrative expenses	9,251	7,440	18,018	14,000
Acquisition-related expenses	1,813	1,194	3,341	1,666
Depreciation and amortization	40,624	31,378	77,370	59,819
Total expenses	82,380	66,039	156,149	127,276
OTHER (EXPENSES) INCOME:
Interest income and other net investment (losses) gains	(110)	58	374	242
Interest expense	(19,155)	(21,228)	(40,318)	(42,104)
Total other (expenses) income	(19,265)	(21,170)	(39,944)	(41,862)
INCOME FROM CONTINUING OPERATIONS	2,277	1,181	7,239	3,025
DISCONTINUED OPERATIONS:
Income from discontinued operations	—	2,291	900	5,314
Net gain on dispositions of discontinued operations	—	—	72,809	—
Total income from discontinued operations	—	2,291	73,709	5,314
NET INCOME	2,277	3,472	80,948	8,339
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	20	10	(1,775)	(24)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	2,297	3,482	79,173	8,315
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(2,794)	(2,794)
Preferred dividends	(1,700)	(2,402)	(4,721)	(4,804)
Original issuance costs of redeemed preferred stock	—	—	(4,918)	—
Total preferred distributions and dividends	(3,097)	(3,799)	(12,433)	(7,598)
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(800)	$(317)	$66,740	$717
Weighted average common shares outstanding - basic	68,345	57,686	65,997	55,009
Weighted average common shares outstanding - diluted	68,345	57,686	65,997	55,009
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net (loss) income available to common stockholders per share - basic	$(0.02)	$(0.01)	$1.00	$0.00
Net (loss) income available to common stockholders per share - diluted	$(0.02)	$(0.01)	$1.00	$0.00

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
FUNDS FROM OPERATIONS: (1)
Net (loss) income available to common stockholders	$(800)	$(317)	$66,740	$717
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(20)	(10)	1,775	24
Depreciation and amortization of real estate assets	40,328	31,970	76,792	61,029
Net gain on dispositions of discontinued operations	—	—	(72,809)	—
Funds From Operations (2)	$39,508	$31,643	$72,498	$61,770
Weighted average common shares/units outstanding - basic (3)	71,226	60,337	68,799	57,634
Weighted average common shares/units outstanding - diluted (3)	72,473	60,817	69,815	58,010
FFO per common share/unit - basic (2)	$0.55	$0.52	$1.05	$1.07
FFO per common share/unit - diluted (2)	$0.55	$0.52	$1.04	$1.06
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$39,508	$31,643	$72,498	$61,770
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(13,179)	(11,162)	(20,187)	(19,133)
Amortization of deferred revenue related to tenant improvements (4)	(2,204)	(2,342)	(4,465)	(4,668)
Net effect of straight-line rents (5)	(5,088)	(4,566)	(10,575)	(8,906)
Amortization of other deferred revenue, net (6)	137	(118)	544	(237)
Amortization of net (below) above market rents (7)	(2,064)	745	(2,589)	1,398
Noncash amortization of exchangeable debt discount, net (8)	883	1,458	2,288	2,894
Amortization of deferred financing costs and debt discounts/premiums	974	1,257	2,066	2,534
Noncash amortization of share-based compensation awards	2,132	1,133	3,419	2,239
Original issuance costs of redeemed preferred stock	—	—	4,918	—
Funds Available for Distribution (2)	$21,099	$18,048	$47,917	$37,891

(1)	See page 33 for Management Statements on Funds From Operations and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(4)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(5)
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

(6)
Represents amortization of deferred revenue related to cash received prior to or during the revenue recognition period in connection with tenants' contractual lease obligations, net of such amounts received.

(7)	Represents the adjustment related to the acquisition of buildings with above and/or below market rents.

(8)	Represents the amortization of the noncash debt discounts on the Company's exchangeable senior notes, net of amounts capitalized.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

Same Store Analysis (GAAP Basis)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Total Same Store Portfolio
Number of properties	133	133		133	133
Square Feet	13,274,100	13,274,100		13,274,100	13,274,100
Percent of Stabilized Portfolio	84.9%	92.0%		84.9%	92.0%
Average Occupancy	90.7%	89.4%		91.4%	90.3%
Operating Revenues:
Rental income	$77,088	$75,864	1.6%	$154,406	$151,983	1.6%
Tenant reimbursements	6,322	6,182	2.3%	12,316	12,112	1.7%
Other property income	346	1,102	(68.6)%	1,226	1,825	(32.8)%
Total operating revenues	83,756	83,148	0.7%	167,948	165,920	1.2%
Operating Expenses:
Property expenses	17,293	16,046	7.8%	32,076	33,132	(3.2)%
Real estate taxes	7,055	7,339	(3.9)%	13,823	14,736	(6.2)%
Provision for bad debts	—	120	(100.0)%	2	146	(98.6)%
Ground leases	224	330	(32.1)%	449	632	(29.0)%
Total operating expenses	24,572	23,835	3.1%	46,350	48,646	(4.7)%
GAAP Net Operating Income	$59,184	$59,313	(0.2)%	$121,598	$117,274	3.7%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Total operating revenues	$78,495	$77,791	0.9%	$156,777	$154,499	1.5%
Total operating expenses	24,572	23,708	3.6%	46,348	48,498	(4.4)%
Cash Net Operating Income	$53,923	$54,083	(0.3)%	$110,429	$106,001	4.2%

(1)	Same store defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2011 and still owned and included in the stabilized portfolio as of June 30, 2012.

(2)	Please refer to page 34 for a reconciliation of the Same Store measures on this page to Net (Loss) Income Available to Common Stockholders.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

		Portfolio Breakdown				Occupancy at: (1)
	# of Buildings	Year-to-Date NOI (2)	Sq. Ft.	Total Square Feet		6/30/2012	3/31/2012	12/31/2011
STABILIZED PORTFOLIO:
OCCUPANCY BY PRODUCT TYPE:
Office:
Los Angeles and Ventura Counties	28	20.7%	19.1%	2,981,473		88.0%	87.0%	83.5%
San Diego County	59	41.9%	33.1%	5,184,287		87.5%	91.7%	92.5%
Orange County	5	3.5%	3.5%	540,656		93.6%	93.3%	93.4%
San Francisco Bay Area	13	18.6%	14.1%	2,210,367		91.4%	89.2%	93.3%
Greater Seattle	9	8.7%	8.4%	1,310,484		93.8%	90.3%	89.9%
Subtotal	114	93.4%	78.2%	12,227,267		89.3%	90.0%	90.1%
Industrial:
Orange County	39	6.6%	21.8%	3,413,354		92.5%	97.0%	100.0%
Subtotal	39	6.6%	21.8%	3,413,354		92.5%	97.0%	100.0%
OCCUPANCY BY REGION:
Los Angeles and Ventura Counties	28	20.7%	19.1%	2,981,473		88.0%	87.0%	83.5%
San Diego County	59	41.9%	33.1%	5,184,287	5,362,398	87.5%	91.7%	92.5%
Orange County	44	10.1%	25.3%	3,954,010		92.7%	96.5%	99.1%
San Francisco Bay Area	13	18.6%	14.1%	2,210,367		91.4%	89.2%	93.3%
Greater Seattle	9	8.7%	8.4%	1,310,484		93.8%	90.3%	89.9%
TOTAL STABILIZED PORTFOLIO	153	100.0%	100.0%	15,640,621		90.0%	91.6%	92.4%

Average Occupancy - Stabilized Portfolio				Average Occupancy - Same Store Portfolio
	Office	Industrial	Total		Office	Industrial	Total
Quarter-to-Date	89.3%	95.5%	90.7%	Quarter-to-Date	89.0%	95.5%	90.7%
Year-to-Date	89.6%	96.2%	91.1%	Year-to-Date	89.7%	96.2%	91.4%

(1)	Occupancy percentages reported are based on the Company's stabilized portfolio for the period presented.

(2)	Percentage of year-to-date Net Operating Income excluding Other Property Income and net operating income from discontinued operations.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
Los Angeles and Ventura, California
23925 Park Sorrento	Calabasas	11,789	100.0%
23975 Park Sorrento	Calabasas	100,592	93.1%
24025 Park Sorrento	Calabasas	102,264	71.7%
26541 Agoura Road	Calabasas	90,156	100.0%
5151 Camino Ruiz	Camarillo	187,861	0.0%
5153 Camino Ruiz	Camarillo	38,655	51.7%
5155 Camino Ruiz	Camarillo	38,856	51.4%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	99.6%
909 N. Sepulveda Boulevard	El Segundo	241,607	85.2%
999 N. Sepulveda Boulevard	El Segundo	128,504	96.4%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	93.2%
3780 Kilroy Airport Way	Long Beach	219,745	93.2%
3800 Kilroy Airport Way	Long Beach	192,476	100.0%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	95.0%
12100 W. Olympic Boulevard	Los Angeles	150,167	97.9%
12200 W. Olympic Boulevard	Los Angeles	150,302	99.7%
12312 W. Olympic Boulevard	Los Angeles	78,000	100.0%
1633 26th Street	Santa Monica	44,915	100.0%
2100/2110 Colorado Avenue	Santa Monica	102,864	100.0%
3130 Wilshire Boulevard	Santa Monica	88,339	93.8%
501 Santa Monica Boulevard	Santa Monica	73,115	95.8%
2829 Townsgate Road	Thousand Oaks	81,067	90.6%
Total Los Angeles and Ventura Counties Office		2,981,473	88.0%
.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
San Diego, California
12225 El Camino Real	Del Mar	60,148	97.8%
12235 El Camino Real	Del Mar	54,673	100.0%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,710	100.0%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Center Drive	Del Mar	52,375	79.0%
3611 Valley Center Drive	Del Mar	130,178	15.4%
3661 Valley Center Drive	Del Mar	129,752	99.4%
3721 Valley Centre Drive	Del Mar	114,780	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
6200 Greenwich Drive	Governor Park	71,000	100.0%
6220 Greenwich Drive	Governor Park	141,214	100.0%
15051 Avenue of Science	I-15 Corridor	70,617	0.0%
15073 Avenue of Science	I-15 Corridor	46,759	0.0%
15231 Avenue of Science	I-15 Corridor	65,638	100.0%
15253 Avenue of Science	I-15 Corridor	37,437	100.0%
15333 Avenue of Science	I-15 Corridor	78,880	46.4%
15378 Avenue of Science	I-15 Corridor	68,910	96.2%
15435 Innovation Drive	I-15 Corridor	51,500	63.5%
15445 Innovation Drive	I-15 Corridor	51,500	100.0%
13280 Evening Creek Drive South	I-15 Corridor	42,971	49.5%
13290 Evening Creek Drive South	I-15 Corridor	61,176	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,368	92.2%
7525 Torrey Santa Fe	56 Corridor	103,979	100.0%
7535 Torrey Santa Fe	56 Corridor	130,243	100.0%
7545 Torrey Santa Fe	56 Corridor	130,354	100.0%
7555 Torrey Santa Fe	56 Corridor	101,236	100.0%

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
San Diego, California (Continued)
2355 Northside Drive	Mission Valley	50,425	74.4%
2365 Northside Drive	Mission Valley	91,260	86.8%
2375 Northside Drive	Mission Valley	51,516	100.0%
2385 Northside Drive	Mission Valley	88,795	76.5%
2305 Historic Decatur Road	Point Loma	103,900	95.3%
10020 Pacific Mesa Boulevard	Sorrento Mesa	318,000	100.0%
4910 Directors Place	Sorrento Mesa	50,925	49.9%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
5005 Wateridge Vista Drive	Sorrento Mesa	61,460	0.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6055 Lusk Avenue	Sorrento Mesa	93,000	100.0%
6260 Sequence Drive	Sorrento Mesa	130,536	100.0%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	0.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
9455 Towne Center Drive	University Towne Center	45,195	0.0%
9785 Towne Center Drive	University Towne Center	75,534	100.0%
9791 Towne Center Drive	University Towne Center	50,466	100.0%
Total San Diego County Office		5,184,287	87.5%

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
Orange County, California
4175 E. La Palma Avenue	Anaheim	43,263	84.4%
8101 Kaiser Boulevard	Anaheim	59,790	94.9%
2211 Michelson Drive	Irvine	271,556	91.0%
111 Pacifica	Irvine Spectrum	67,496	100.0%
999 Town & Country	Orange	98,551	100.0%
Total Orange County Office		540,656	93.6%

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	46,614	100.0%
4200 Bohannon Drive	Menlo Park	46,255	86.7%
4300 Bohannon Drive	Menlo Park	62,920	33.2%
4400 Bohannon Drive	Menlo Park	46,255	80.6%
4500 Bohannon Drive	Menlo Park	62,920	100.0%
4600 Bohannon Drive	Menlo Park	46,255	37.6%
4700 Bohannon Drive	Menlo Park	62,920	100.0%
303 Second Street	San Francisco	740,047	94.2%
100 First Street	San Francisco	466,490	92.1%
250 Brannan Street	San Francisco	92,948	100.0%
201 Third Street	San Francisco	332,076	96.6%
301 Brannan Street	San Francisco	74,430	100.0%
4040 Civic Center	San Rafael	130,237	90.4%
Total San Francisco Bay Area Office		2,210,367	91.4%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	90.3%
10220 NE Points Drive	Kirkland	49,851	89.5%
10230 NE Points Drive	Kirkland	98,982	100.0%
10210 NE Points Drive	Kirkland	84,641	68.3%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	98.7%
801 N. 34th Street	Lake Union	169,412	100.0%
Total Greater Seattle, Washington		1,310,484	93.8%

TOTAL OFFICE		12,227,267	89.3%

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Industrial:
Orange County, California
1000 E. Ball Road	Anaheim	100,000	100.0%
1230 S. Lewis Street	Anaheim	57,730	100.0%
1250 N. Tustin Avenue	Anaheim	84,185	100.0%
3125 E. Coronado Street	Anaheim	144,000	100.0%
3130/3150 Miraloma Avenue	Anaheim	144,000	100.0%
3250 E. Carpenter Avenue	Anaheim	41,225	100.0%
3340 E. La Palma Avenue	Anaheim	153,320	0.0%
3355 E. La Palma Avenue	Anaheim	98,200	100.0%
4123 E. La Palma Avenue	Anaheim	70,863	100.0%
4155 E. La Palma Avenue	Anaheim	74,618	100.0%
5115 E. La Palma Avenue	Anaheim	286,139	100.0%
5325 E. Hunter Avenue	Anaheim	110,487	100.0%
1145 N. Ocean Boulevard	Anaheim	67,500	100.0%
1201 N. Miller Street	Anaheim	119,612	100.0%
1211 N. Miller Street	Anaheim	200,646	100.0%
1231 N. Miller Street	Anaheim	113,700	100.0%
950 W. Central Avenue	Brea	24,000	100.0%
1050 W. Central Avenue	Brea	30,000	100.0%
1150 W. Central Avenue	Brea	30,000	73.3%
895 Beacon Street	Brea	54,795	100.0%
955 Beacon Street	Brea	37,916	100.0%
1125 Beacon Street	Brea	49,178	100.0%
925 Lambert Road	Brea	80,000	100.0%
1075 Lambert Road	Brea	98,811	100.0%
1675 MacArthur Boulevard	Costa Mesa	50,842	100.0%
25202 Towne Center Drive	Foothill Ranch	309,685	74.6%
12681/12691 Pala Drive	Garden Grove	84,700	100.0%
7421 Orangewood Avenue	Garden Grove	82,602	100.0%

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Industrial:
Orange County, California (Continued)
7091 Belgrave Avenue	Garden Grove	70,000	100.0%
12271 Industry Street	Garden Grove	20,000	100.0%
12311 Industry Street	Garden Grove	25,000	40.0%
7261 Lampson Avenue	Garden Grove	47,092	100.0%
12472 Edison Way	Garden Grove	55,576	100.0%
12442 Knott Street	Garden Grove	58,303	100.0%
2055 S.E. Main Street	Irvine	47,583	100.0%
1951 E. Carnegie Avenue	Santa Ana	100,000	100.0%
2525 Pullman Street	Santa Ana	103,380	100.0%
14831 Franklin Avenue	Tustin	36,256	100.0%
2911 Dow Avenue	Tustin	51,410	100.0%
Total Orange County Industrial		3,413,354	92.5%

Total Industrial		3,413,354	92.5%

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Submarket Statistics as of June 30, 2012

	Market	Market	KRC	KRC
	Direct	Total	Percentage	Percentage
Submarket	Vacancy (1)	Vacancy (1)	Occupied	Leased
SAN DIEGO

Del Mar	15.7%	18.0%	91.2%	91.2%

Sorrento Mesa
Two- Three Story Corporate	10.7%	10.8%	92.3%	95.0%

University Towne Center / Governor Park
Two- Three Story Corporate	7.5%	14.6%	89.5%	89.5%

I-15 Corridor
Class A Office Market	14.2%	14.3%	97.5%	97.5%
Two- Three Story Corporate	13.9%	13.9%	54.1%	55.2%

Mission Valley	16.3%	17.2%	83.7%	83.7%

Point Loma	11.2%	11.8%	95.3%	95.3%

ORANGE COUNTY

Office	14.4%	19.2%	93.6%	93.8%

Industrial	4.8%	7.8%	92.5%	93.0%

LOS ANGELES

Westside	15.1%	18.4%	98.2%	98.2%

El Segundo (Class A)	15.7%	15.7%	94.7%	94.9%

Long Beach Airport (Class A)	10.8%	10.9%	96.0%	96.9%

101 Corridor (Class A)	18.8%	20.9%	58.7%	58.7%

SAN FRANCISCO BAY AREA

South Financial District	9.5%	10.0%	94.6%	96.3%

Marin County	11.2%	15.5%	90.4%	90.4%

Menlo Park	10.0%	11.7%	77.0%	77.0%

GREATER SEATTLE

Eastside	13.0%	13.8%	93.8%	94.7%

TOTAL			90.0%	90.8%

(1)
Market direct and market total vacancy data was obtained from market research data from third parties.  Kilroy Realty Corporation uses market research data from third parties to analyze the current and projected real estate fundamentals in each of its existing submarkets as well as potential acquisition submarkets. Recent market research data from third parties suggests improvement in real estate fundamentals in each of Kilroy Realty's primary submarkets over the next few years. Please note that Kilroy Realty Corporation does not verify the market research data from third parties and further that such data does not represent views or forecasts of Kilroy Realty Corporation or its management.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Information on Leases Commenced

For Leases That Commenced During the Three Months Ended June 30, 2012

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft. (2)	Changes in Rents (3)	Changes in Cash Rents (4)	Retention Rates (5)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Office	25	14	226,146	143,230	$32.12	12.5%	8.9%	29.0%	67
Industrial	—	2	—	243,133	0.47	(21.4)%	(28.1)%	100.0%	49
Total	25	16	226,146	386,363	$17.77	3.3%	(0.8)%	52.4%	59

For Leases That Commenced During the Six Months Ended June 30, 2012

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft. (2)	Changes in Rents (3)	Changes in Cash Rents (4)	Retention Rates (5)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Office	44	32	391,475	334,222	$29.14	8.1%	3.4%	41.4%	65
Industrial	1	4	5,000	308,814	0.51	(20.9)%	(26.8)%	75.8%	48
Total	45	36	396,475	643,036	$19.24	2.0%	(2.8)%	52.9%	59

(1)	Represents leasing activity for leases that commenced during the period shown, including first and second generation space, net of month-to-month leases.

(2)	Amounts exclude tenant-funded tenant improvements.

(3)
Calculated as the change between GAAP rents for new/renewed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(4)
Calculated as the change between stated rents for new/renewed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(5)	Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Information on Leases Executed

 For Leases Signed During the Three Months Ended June 30, 2012

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC (2) Per Sq.Ft.	Changes in Rents (3)	Changes in Cash (4) Rents	Weighted Average Lease Term (Mo.)
	New (5)	Renewal	New	Renewal
Office	22	16	301,852	190,431	$37.63	18.8%	11.7%	69
Industrial	1	4	15,000	339,155	0.89	(16.0)%	(21.5)%	43
Total	23	20	316,852	529,586	$22.09	12.8%	5.9%	58

 For Leases Signed During the Six Months Ended June 30, 2012

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC (2) Per Sq.Ft.	Changes in Rents (3)	Changes in Cash (4) Rents	Weighted Average Lease Term (Mo.)
	New (6)	Renewal	New	Renewal
Office	39	29	468,602	256,001	$35.74	16.5%	8.9%	68
Industrial	2	4	20,000	339,155	0.96	(16.2)%	(21.7)%	43
Total	41	33	488,602	595,156	$23.62	12.1%	4.7%	59

(1)	Represents leasing activity for leases signed at properties in the stabilized portfolio during the period shown, including first and second generation space, net of month-to-month leases.

(2)	Amounts exclude tenant-funded tenant improvements.

(3)
Calculated as the change between GAAP rents for signed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(4)
Calculated as the change between stated rents for signed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(5)	During the second quarter, 8 new leases totaling 69,000 square feet were signed but not commenced as of June 30, 2012.

(6)	During the six months ended June 30, 2012, 9 new leases totaling 118,000 square feet were signed but not commenced as of June 30, 2012.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

1st Generation (Nonrecurring) Capital Expenditures(1):
	Q1 2012	Q2 2012	YTD 2012
Capital Improvements	$5,143	$9,016	$14,159
Tenant Improvements & Leasing Commissions	2,609	2,783	5,392

Total	$7,752	$11,799	$19,551

2nd Generation (Recurring) Capital Expenditures:
	Q1 2012	Q2 2012	YTD 2012
Capital Improvements
Office	$3,353	$1,073	$4,426
Industrial	99	166	265
	3,452	1,239	4,691
Tenant Improvements & Leasing Commissions (2)
Office	3,551	11,631	15,182
Industrial	5	309	314
	3,556	11,940	15,496
Total
Office	6,904	12,704	19,608
Industrial	104	475	579
	$7,008	$13,179	$20,187

(1)
We generally categorize capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use as 1st Generation. These costs are not subtracted in our calculation of Funds Available for Distribution.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Lease Expiration Summary Schedule (1)
($ in thousands)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE:
Remainder of 2012	31	182,107	1.3%	$5,689	1.6%	$31.24
2013	94	1,167,702	8.4%	33,047	9.4%	28.30
2014	92	1,135,182	8.2%	31,178	8.9%	27.47
2015	136	2,068,132	14.9%	63,108	18.1%	30.51
2016	68	784,087	5.6%	19,695	5.6%	25.12
2017	83	1,840,625	13.2%	53,329	15.2%	28.97
2018	22	884,255	6.5%	37,498	10.7%	42.41
2019	24	639,745	4.7%	21,782	6.2%	34.05
2020	23	1,022,150	7.3%	29,752	8.5%	29.11
2021	11	337,197	2.4%	12,013	3.4%	35.63
2022 and beyond	14	652,115	4.7%	21,925	6.1%	33.62
Subtotal	598	10,713,297	77.2%	$329,016	93.7%	$30.71
INDUSTRIAL:
Remainder of 2012	3	168,133	1.2%	$971	0.3%	$5.78
2013	8	426,277	3.1%	3,074	0.9%	7.21
2014	17	554,620	4.0%	4,436	1.3%	8.00
2015	14	712,351	5.1%	4,672	1.3%	6.56
2016	9	426,947	3.1%	2,952	0.8%	6.91
2017	4	149,482	1.1%	888	0.3%	5.94
2018	3	186,878	1.3%	1,189	0.3%	6.36
2019	3	196,910	1.4%	1,664	0.5%	8.45
2020	1	50,842	0.4%	577	0.2%	11.35
2021	2	218,313	1.6%	1,020	0.3%	4.67
2022 and beyond	1	67,500	0.5%	358	0.1%	5.30
Subtotal	65	3,158,253	22.8%	$21,801	6.3%	$6.90
TOTAL PORTFOLIO:
Remainder of 2012	34	350,240	2.5%	$6,660	1.9%	$19.02
2013	102	1,593,979	11.5%	36,121	10.3%	22.66
2014	109	1,689,802	12.2%	35,614	10.2%	21.08
2015	150	2,780,483	20.0%	67,780	19.4%	24.38
2016	77	1,211,034	8.7%	22,647	6.4%	18.70
2017	87	1,990,107	14.3%	54,217	15.5%	27.24
2018	25	1,071,133	7.7%	38,687	11.0%	36.12
2019	27	836,655	6.1%	23,446	6.7%	28.02
2020	24	1,072,992	7.8%	30,329	8.7%	28.27
2021	13	555,510	4.0%	13,033	3.7%	23.46
2022 and beyond	15	719,615	5.2%	22,283	6.2%	30.97
Total	663	13,871,550	100.0%	$350,817	100.0%	$25.29

(1)
The information presented for all lease expiration activity reflects leasing activity through June 30, 2012. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of June 30, 2012.

(2)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Lease Expiration Schedule Detail by Region (1)
($ in thousands)

	Los Angeles/Ventura Counties						Orange County
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE:
Remainder of 2012	20	83,033	0.6%	$2,646	0.8%	$31.87	5	28,662	0.2%	$552	0.1%	$19.26
2013	32	268,198	1.9%	7,294	2.1%	27.20	17	60,639	0.5%	1,663	0.5%	27.42
2014	45	329,384	2.4%	9,565	2.7%	29.04	10	51,796	0.4%	1,390	0.4%	26.84
2015	40	376,965	2.7%	11,548	3.3%	30.63	10	50,899	0.4%	1,287	0.4%	25.29
2016	28	210,241	1.5%	6,902	2.0%	32.83	9	40,417	0.3%	1,153	0.3%	28.53
2017	35	336,608	2.4%	10,817	3.1%	32.14	10	81,629	0.6%	2,937	0.8%	35.98
2018	5	44,070	0.3%	1,439	0.4%	32.65	2	106,935	0.8%	3,307	0.9%	30.93
2019	6	251,288	1.8%	8,337	2.4%	33.18	1	61,885	0.4%	2,775	0.8%	44.84
2020	4	92,374	0.7%	2,145	0.6%	23.22	1	13,397	0.1%	438	0.1%	32.69
2021	4	154,821	1.1%	4,397	1.3%	28.40	—	—	—	—	—	—
2022 and beyond	4	380,402	2.7%	13,337	3.8%	35.06	—	—	—	—	—	—
Subtotal	223	2,527,384	18.1%	$78,427	22.5%	$31.03	65	496,259	3.7%	$15,502	4.3%	$31.24
INDUSTRIAL:
Remainder of 2012	—	—	—	—	—	—	3	168,133	1.2%	$971	0.3%	$5.78
2013	—	—	—	—	—	—	8	426,277	3.0%	3,074	0.8%	7.21
2014	—	—	—	—	—	—	17	554,620	4.0%	4,436	1.3%	8.00
2015	—	—	—	—	—	—	14	712,351	5.1%	4,672	1.3%	6.56
2016	—	—	—	—	—	—	9	426,947	3.1%	2,952	0.9%	6.91
2017	—	—	—	—	—	—	4	149,482	1.1%	888	0.3%	5.94
2018	—	—	—	—	—	—	3	186,878	1.3%	1,189	0.4%	6.36
2019	—	—	—	—	—	—	3	196,910	1.5%	1,664	0.5%	8.45
2020	—	—	—	—	—	—	1	50,842	0.4%	577	0.2%	11.35
2021	—	—	—	—	—	—	2	218,313	1.6%	1,020	0.3%	4.67
2022 and beyond	—	—	—	—	—	—	1	67,500	0.5%	358	0.1%	5.30
Subtotal	—	—	—	—	—	—	65	3,158,253	22.8%	$21,801	6.4%	$6.90
TOTAL PORTFOLIO:
Remainder of 2012	20	83,033	0.6%	$2,646	0.8%	$31.87	8	196,795	1.4%	$1,523	0.4%	$7.74
2013	32	268,198	1.9%	7,294	2.1%	27.20	25	486,916	3.5%	4,737	1.3%	9.73
2014	45	329,384	2.4%	9,565	2.7%	29.04	27	606,416	4.4%	5,826	1.7%	9.61
2015	40	376,965	2.7%	11,548	3.3%	30.63	24	763,250	5.5%	5,959	1.7%	7.81
2016	28	210,241	1.5%	6,902	2.0%	32.83	18	467,364	3.4%	4,105	1.2%	8.78
2017	35	336,608	2.4%	10,817	3.1%	32.14	14	231,111	1.7%	3,825	1.1%	16.55
2018	5	44,070	0.3%	1,439	0.4%	32.65	5	293,813	2.1%	4,496	1.3%	15.30
2019	6	251,288	1.8%	8,337	2.4%	33.18	4	258,795	1.9%	4,439	1.3%	17.15
2020	4	92,374	0.7%	2,145	0.6%	23.22	2	64,239	0.5%	1,015	0.3%	15.80
2021	4	154,821	1.1%	4,397	1.3%	28.40	2	218,313	1.6%	1,020	0.3%	4.67
2022 and beyond	4	380,402	2.7%	13,337	3.8%	35.06	1	67,500	0.5%	358	0.1%	5.30
Total	223	2,527,384	18.1%	$78,427	22.5%	$31.03	130	3,654,512	26.5%	$37,303	10.7%	$10.21

(1)
The information presented for all lease expiration activity reflects leasing activity through June 30, 2012. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of June 30, 2012.

(2)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Lease Expiration Schedule Detail by Region (1)
($ in thousands)

	San Diego						San Francisco Bay Area
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE TOTAL:
Remainder of 2012	3	35,372	0.3%	$1,118	0.3%	$31.61	2	32,885	0.2%	$1,321	0.4%	$40.17
2013	14	389,387	2.8%	8,736	2.5%	22.44	23	308,130	2.2%	11,536	3.3%	37.44
2014	13	480,026	3.5%	10,874	3.1%	22.65	18	231,534	1.7%	8,178	2.3%	35.32
2015	23	642,645	4.6%	15,815	4.5%	24.61	37	575,108	4.1%	23,198	6.6%	40.34
2016	18	356,341	2.6%	6,870	2.0%	19.28	3	32,512	0.2%	1,563	0.4%	48.07
2017	21	1,192,422	8.6%	32,924	9.4%	27.61	10	107,846	0.8%	4,340	1.2%	40.24
2018	10	635,304	4.6%	28,975	8.3%	45.61	2	39,045	0.3%	2,130	0.6%	54.55
2019	6	126,019	0.9%	4,025	1.1%	31.94	7	136,225	1.0%	4,966	1.4%	36.45
2020	7	350,284	2.5%	10,680	3.0%	30.49	9	376,964	2.7%	11,500	3.3%	30.51
2021	4	131,080	0.9%	5,940	1.7%	45.32	1	36,280	0.3%	1,315	0.4%	36.25
2022 and beyond	1	141,214	1.0%	4,286	1.2%	30.35	7	111,913	0.8%	3,802	1.1%	33.97
Total	120	4,480,094	32.3%	$130,243	37.1%	$29.07	119	1,988,442	14.3%	$73,849	21.0%	$37.14

	Greater Seattle
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE TOTAL:
Remainder of 2012	1	2,155	—%	$52	—%	$24.13
2013	8	141,348	1.0%	3,818	1.1%	27.01
2014	6	42,442	0.3%	1,171	0.3%	27.59
2015	26	422,515	3.0%	11,260	3.2%	26.65
2016	10	144,576	1.0%	3,207	0.9%	22.18
2017	7	122,120	0.9%	2,311	0.7%	18.92
2018	3	58,901	0.4%	1,647	0.5%	27.96
2019	4	64,328	0.5%	1,679	0.5%	26.10
2020	2	189,131	1.4%	4,989	1.4%	27.45
2021	2	15,016	0.1%	361	0.1%	24.04
2022 and beyond	2	18,586	0.1%	500	0.1%	26.90
Total	71	1,221,118	8.7%	$30,995	8.8%	$25.38

(1)
The information presented for all lease expiration activity reflects leasing activity through June 30, 2012. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of June 30, 2012.

(2)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Quarterly Lease Expirations for 2012(1)
($ in thousands)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE:
Q3 2012	10	43,289	0.3%	$1,250	0.4%	$28.88
Q4 2012	21	138,818	1.0%	4,439	1.2%	31.98

Subtotal 2012	31	182,107	1.3%	$5,689	1.6%	$31.24

INDUSTRIAL:
Q3 2012	—	—	—	—	—	—
Q4 2012	3	168,133	1.2%	$971	0.3%	$5.78

Subtotal 2012	3	168,133	1.2%	$971	0.3%	$5.78

TOTAL PORTFOLIO:
Q3 2012	10	43,289	0.3%	$1,250	0.4%	$28.88
Q4 2012	24	306,951	2.2%	5,410	1.5%	17.62

Total 2012	34	350,240	2.5%	$6,660	1.9%	$19.02

(1)
The information presented reflects leasing activity through June 30, 2012. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of June 30, 2012.

(2)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Product Type	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue (2)	Percentage of Total Rentable Square Feet
Intuit, Inc.	Office	$15,126	536,812	4.3%	3.4%
Bridgepoint Education, Inc	Office	15,105	322,994	4.3%	2.1%
DIRECTV, LLC (3)	Office	11,966	332,595	3.4%	2.1%
Delta Dental of California	Office	10,275	230,389	2.9%	1.5%
CareFusion Corporation (4)	Office	9,256	411,000	2.6%	2.6%
AMN Healthcare, Inc.	Office	8,192	175,672	2.3%	1.1%
Adobe Systems, Inc. (4)	Office	6,557	224,550	1.9%	1.4%
Wells Fargo (4)	Office	6,146	173,091	1.8%	1.1%
Fish & Richardson P.C.	Office	6,071	139,538	1.7%	0.9%
Scripps Health	Office	5,199	112,067	1.5%	0.7%
BP Biofuels	Office	5,128	136,908	1.5%	0.9%
Epson America, Inc.	Office	4,915	136,026	1.4%	0.9%
Scan Health Plan (4)	Office	4,490	158,366	1.3%	1.0%
Lucile Salter Packard Children's Hospital at Stanford	Office	4,382	119,790	1.3%	0.8%
Avnet, Inc.	Office	4,163	132,929	1.2%	0.8%

Total Top Fifteen Tenants		$116,971	3,342,727	33.4%	21.3%

(1)	The information presented is as of the date of this filing.

(2)
Based upon annualized base rental revenue for leases for which rental revenue is being recognized by the Company as of June 30, 2012. Annualized base rental revenue includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.

(3)
In November 2011, the Company executed a new lease with DIRECTV, LLC ("DIRECTV") for approximately 299,000 rentable square feet at 2260 E. Imperial Highway in Los Angeles, CA. This lease will increase the Company's annualized base rental revenue and percentage of total annualized base rental revenue from DIRECTV to approximately $22.3 million and 6.2%, respectively, and is expected to commence in the fourth quarter of 2012. DIRECTV will become the Company's largest tenant upon commencement of this lease.

(4)	The Company has entered into leases with various affiliates of the tenant name listed above.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

2012 Operating Property Acquisitions (1)
($ in millions)

COMPLETED ACQUISITIONS
	City/Submarket	Type	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
Property
1st Quarter:
4100-4700 Bohannon Drive Menlo Park, CA	Menlo Park	Office	February	7	374,139	$162.5

2nd Quarter:
701-801 N. 34th Street Seattle, WA	Lake Union	Office	June	2	308,407	105.4

837 N. 34th Street Seattle, WA	Lake Union	Office	June	1	111,580	39.2

TOTAL				10	794,126	$307.1

(1) Excludes acquisition of 690 E. Middlefield Road which was added to the Company's in-process development pipeline upon acquisition in May 2012 (see page
26).

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

2012 Dispositions
($ in millions)

COMPLETED DISPOSITIONS
Property	City / Submarket	Type	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price
1st Quarter
15004 Innovation Drive and 10243 Genetic Center (1)	I-15 Corridor and Sorrento Mesa	Office	January	2	253,676	$146.1
San Diego, CA

2nd Quarter
NONE

TOTAL				2	253,676	$146.1

(1) These properties were classified as held for sale at December 31, 2011.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

In-Process Development and Redevelopment Projects
($ in millions)

		Estimated Construction Period
Development Project	Location	Start Date	Compl. Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 6/30/2012	% Leased

UNDER CONSTRUCTION:
690 E. Middlefield Road (2)	Mountain View	2Q 2012	1Q 2015	1Q 2015	341,000	$200.0	$80.3	100%

		Estimated Construction Period
Redevelopment Project	Location	Start Date	Compl. Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Existing Investment (3)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 6/30/2012 (4)	% Leased

UNDER CONSTRUCTION:
2260 E. Imperial Highway (5)	El Segundo	3Q 2010	4Q 2012	4Q 2012	299,000	$9.1	$51.2	$60.3	$31.3	100%
3880 Kilroy Airport Way (6)	Long Beach	3Q 2011	4Q 2012	4Q 2013	98,000	6.3	13.4	19.7	14.7	50%
5010 Wateridge Vista Drive (7)	Sorrento Mesa	3Q 2011	3Q 2012	3Q 2012	111,000	22.2	15.2	37.4	30.4	100%
370 Third Street (8)	San Francisco	4Q 2011	4Q 2012	4Q 2013	410,000	88.5	58.9	147.4	102.5	37%

					918,000	$126.1	$138.7	$264.8	$178.9	67%

(1)	Based on management's estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

(2)	The development opportunity was acquired by the Company in May 2012 and was added to the Company's in-process development projects upon closing.

(3)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

(4)	Represents cash paid and costs incurred as of June 30, 2012. Includes existing investment at the commencement of redevelopment.

(5)	The tenant is obligated to begin paying cash rent in December 2012, however, completion of tenant improvements and physical occupancy may occur in phases.

(6)
This property was 50% leased prior to any redevelopment activity, which is occurring in two phases. Redevelopment on the first half was completed during the second quarter of 2012 and the tenant is currently occupying this space. Redevelopment on the second half commenced in the second quarter of 2012. Costs will continue to be capitalized on the portion of the building that is under redevelopment.

(7)	The existing investment for this redevelopment project includes the cost basis of one of the Company's undeveloped land parcels, Sorrento Gateway Lot 7.

(8)
This building was acquired by the Company in December 2011 and is subject to a ground lease. Approximately 91% of the project is being redeveloped since approximately 9% of the project was leased and occupied by an existing tenant upon acquisition. In July 2012, approximately 17% of the building was completed and the tenant took occupancy. The remaining 74% of the building remains under redevelopment. Redevelopment costs are capitalized only on the portion of the building that is under redevelopment and not occupied by tenants.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Future Development Pipeline and Other Land Holdings
($ in millions)

Future Development Pipeline			Gross Site Acreage	Estimated Rentable Square Feet	Total Investment as of 6/30/2012 (1)
Project	Location	Type
SAN DIEGO, CALIFORNIA
Carlsbad Oaks - Lots 4, 5, 7 & 8	Carlsbad	Office	32.0	288,000	$18.3
Pacific Corporate Center - Lot 8	Sorrento Mesa	Office	5.0	170,000	11.3
Rancho Bernardo Corporate Center	I-15 Corridor	Office	21.0	320,000 - 1,000,000	27.2
One Paseo (2)	Del Mar	Office	23.0	500,000	128.0
Santa Fe Summit - Phase II and III	56 Corridor	Office	21.8	600,000	77.4
Sorrento Gateway - Lot 2	Sorrento Mesa	Office	6.3	80,000	11.7
SUBTOTAL			109.1	1,958,000 - 2,638,000	$273.9

GREATER SEATTLE, WASHINGTON
Plaza at Yarrow Bay - Building 5	Kirkland	Office	1.1	74,000	$2.8

TOTAL FUTURE DEVELOPMENT PIPELINE			110.2	2,032,000 - 2,712,000	$276.7

Other Land Holdings			Gross Site	Estimated Rentable	Total Investment as of
Project	Location	Type	Acreage	Square Feet	6/30/2012 (1)
IRVINE, CALIFORNIA
17150 Von Karman (3)	Irvine	N/A	8.5	N/A	$7.6

(1)	Represents cost incurred and includes existing investment as of June 30, 2012.

(2)
Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project which, if successfully obtained, would increase the estimated rentable square feet.

(3)
During the fourth quarter of 2011, the Company completed demolition of the industrial building at this site to prepare for the possible sale of the land since the Company successfully obtained entitlements to reposition this site for residential use. The Company's ultimate decision to sell this site and the timing of any potential future sale will depend upon market conditions and other factors.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Capital Structure
As of June 30, 2012
($ in thousands)

	Shares/Units As of June 30, 2012	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit		$102,000	1.9%
Unsecured Term Loan Facility		150,000	2.8%
Unsecured Exchangeable Senior Notes due 2014 (1)		172,500	3.2%
Unsecured Senior Notes due 2014		83,000	1.5%
Unsecured Senior Notes due 2015 (1)		325,000	6.0%
Unsecured Senior Notes due 2018 (1)		325,000	6.0%
Unsecured Senior Notes due 2020 (1)		250,000	4.6%
Secured Debt (1)		378,776	7.0%
Total Debt		1,786,276	33.0%
EQUITY AND NONCONTROLLING INTERESTS:
7.450% Series A Cumulative Redeemable Preferred units (2)	1,500,000	$75,000	1.4%
6.875% Series G Cumulative Redeemable Preferred stock (3)	4,000,000	100,000	1.9%
Common limited partnership units outstanding (4)	1,718,131	83,175	1.5%
Common shares outstanding (4)	68,927,731	3,336,791	62.2%
Total Equity and Noncontrolling Interests		$3,594,966	67.0%
TOTAL MARKET CAPITALIZATION		$5,381,242	100.0%

(1)	Represents gross aggregate principal amount due at maturity before the effect of the unamortized discounts and premiums as of June 30, 2012.

(2)	Value based on $50.00 per unit liquidation preference.

(3)	Value based on $25.00 per share liquidation preference.

(4)	Value based on closing share price of $48.41 as of June 30, 2012.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Debt Analysis
As of June 30, 2012
($ in millions)

TOTAL DEBT COMPOSITION

	% of	Weighted Average
	Total Debt	Interest Rate	Maturity
Secured vs. Unsecured Debt:
Unsecured Debt (1)	78.8%	4.7%	4.6
Secured Debt	21.2%	5.0%	7.4
Floating vs. Fixed-Rate Debt:
Floating-Rate Debt	14.1%	2.0%	3.5
Fixed-Rate Debt (1)	85.9%	5.2%	5.5

Stated Rate (1)		4.8%	5.2

GAAP Effective Rate (2)		5.0%

GAAP Effective Rate Including Debt Issuance Costs		5.4%

CAPITALIZED INTEREST, LOAN FEES, AND DEBT DISCOUNTS
Quarter-to-Date	Year-to-Date
$4.3	$8.2

(1)	Excludes the impact of the amortization of any debt discounts/premiums.

(2)	Includes the impact of the amortization of any debt discounts/premiums, excluding debt issuance costs.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Debt Analysis
As of June 30, 2012
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2012	2013	2014	2015	2016	After 2016	Total (2)
Unsecured Debt:
Floating (3)	2.00%	2.00%	8/10/2015				$102,000			$102,000
Floating (3)	2.00%	2.00%	3/29/2016					150,000		150,000
Fixed	4.25%	7.13%	11/15/2014			172,500				172,500
Fixed	6.45%	6.45%	8/4/2014			83,000				83,000
Fixed	5.00%	5.01%	11/3/2015				325,000			325,000
Fixed	4.80%	4.83%	7/15/2018						325,000	325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000

				—	—	255,500	427,000	150,000	575,000	1,407,500

Secured Debt:
Fixed	4.94%	4.00%	4/15/2015	513	1,062	1,116	26,205			28,896
Fixed	5.09%	3.50%	8/7/2015				34,000			34,000
Fixed	6.51%	6.51%	2/1/2017	454	952	1,016	1,084	1,157	64,406	69,069
Fixed	7.15%	7.15%	5/1/2017	1,061	2,238	2,404	2,581	2,772	1,215	12,271
Fixed	4.27%	4.27%	2/1/2018		2,075	2,358	2,461	2,568	125,538	135,000
Fixed	4.48%	4.48%	7/1/2027	—	—	—	646	1,600	94,754	97,000
Fixed	Various	Various	Various	23	46	49	51	54	2,317	2,540	(4)

				2,051	6,373	6,943	67,028	8,151	288,230	378,776

Total	4.76%	4.99%		$2,051	$6,373	$262,443	$494,028	$158,151	$863,230	$1,786,276

(1)	The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

(2)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums. As of June 30, 2012, the aggregate net unamortized discounts totaled approximately $10.6 million.

(3)	Floating rate debt is calculated at an annual rate of LIBOR plus 1.75% at June 30, 2012.

(4)
Represents balance outstanding related to public facility bonds (the “Bonds”) issued in February 2008 by the City of Carlsbad. The Bonds have annual maturities beginning on September 1, 2013 through September 1, 2038, with interest rates ranging from 4.74% to 6.20%.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Debt Covenants
As of June 30, 2012
($ in millions)

KEY DEBT COVENANTS
Credit Facility and Unsecured Term Loan Facility (as defined per Credit Agreements):	Covenant	Actual Performance as of June 30, 2012 (1)
Total debt to total asset value	less than 60%	34%
Fixed charge coverage ratio	greater than 1.5x	2.3x
Unsecured debt ratio	greater than 1.67x	2.53x
Unencumbered asset pool debt service coverage	greater than 2.0x	3.3x

Unsecured Senior Notes due 2015, 2018 and 2020 (as defined per Indentures):
Total debt to total asset value	less than 60%	40%
Interest coverage	greater than 1.5x	3.1x
Secured debt to total asset value	less than 40%	8%
Unencumbered asset pool value to unsecured debt	greater than 150%	259%

(1)
In March 2012, we amended the Credit Facility to reduce the FMV Cap Rate (as defined in the Credit Facility), which is used to calculate the fair value of our assets for certain covenants under the Credit Facility, from 7.50% to 6.75%.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company's earnings release on August 1, 2012 and the reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company's operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a segment basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base, which vary by segment type, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company's operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of preferred stock called for redemption, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company's operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company's operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company's financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company's operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company's results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the Company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company's liquidity. The Company computes FAD by adding to FFO the noncash amortization of deferred financing costs, debt discounts, share-based compensation awards and original issuance costs on preferred stock called for redemption, amortization of above (below) market rents for acquisition properties and contractual cash rents received in advance of revenue recognition, then subtracting recurring tenant improvements, leasing commissions and capital expenditures, and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and cash received prior to revenue recognition. FAD provides an additional perspective on the Company's ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company's financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company's FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

 Reconciliation of Same Store Net Operating Income to Net (Loss) Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Same Store Cash Net Operating Income	$53,923	$54,083	$110,429	$106,001
Adjustments:
GAAP Operating Revenues Adjustments, net	5,261	5,357	11,171	11,421
GAAP Operating Expenses Adjustments, net	—	(127)	(2)	(148)

Same Store GAAP Net Operating Income	59,184	59,313	121,598	117,274
Non-Same Store GAAP Net Operating Income	14,046	3,050	24,314	3,098

Net Operating Income excluding discontinued operations	73,230	62,363	145,912	120,372
Net Operating Income from discontinued operations	—	3,161	906	7,054

Net Operating Income, as defined(1)	73,230	65,524	146,818	127,426

Adjustments:
General and administrative expenses	(9,251)	(7,440)	(18,018)	(14,000)
Acquisition-related expenses	(1,813)	(1,194)	(3,341)	(1,666)
Depreciation and amortization (including discontinued operations)	(40,624)	(32,248)	(77,376)	(61,559)
Interest income and other net investment (losses) gains	(110)	58	374	242
Interest expense	(19,155)	(21,228)	(40,318)	(42,104)
Net gain on dispositions of discontinued operations	—	—	72,809	—

Net Income	2,277	3,472	80,948	8,339
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	20	10	(1,775)	(24)
Preferred distributions and dividends	(3,097)	(3,799)	(12,433)	(7,598)

Net (Loss) Income Available to Common Stockholders	$(800)	$(317)	$66,740	$717

(1)	Please refer to page 33 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Reconciliation of EBITDA to Net (Loss) Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2012	2011
Net (Loss) Available to Common Stockholders	$(800)	$(317)
Interest expense	19,155	21,228
Depreciation and amortization (including discontinued operations)	40,624	32,248
Net (loss) attributable to noncontrolling common units of the Operating Partnership	(20)	(10)
Preferred distributions and dividends	3,097	3,799

EBITDA (1)	$62,056	$56,948

(1)	Please refer to page 34 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Second Quarter 2012 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Funds Available for Distribution (1)	$21,099	$18,048	$47,917	$37,891
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	13,179	11,162	20,187	19,133
Depreciation for furniture, fixtures and equipment	296	278	584	530
Preferred distributions and dividends	3,097	3,799	7,515	7,598
Provision for uncollectible tenant receivables	—	120	2	146
Changes in operating assets and liabilities and other adjustments, net (2)	(7,780)	(20,739)	2,428	(8,833)

GAAP Net Cash Provided by Operating Activities	$29,891	$12,668	$78,633	$56,465

(1)	Please refer to page 34 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; other deferred leasing costs; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; rents received in advance and tenant security deposits and other.